Exhibit 10.5

NINTH AMENDMENT TO
CREDIT FACILITIES AGREEMENT

          This NINTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into as of June 11, 2009 and is effective on such date unless other otherwise expressly provided herein, and is by and among MTM TECHNOLOGIES, INC., a New York corporation (“Parent”), MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company, and INFO SYSTEMS, INC., a Delaware corporation (collectively, and separately referred to as, “Borrower” or “the Borrower”), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (“CDF”), as Administrative Agent, and CDF, as the sole lender (the “Lender”).

Recitals:

A.

Borrower, Administrative Agent and the Lender are parties to that certain Credit Facilities Agreement dated as of August 21, 2007, as amended by the First Amendment to Credit Facilities Agreement entered into and effective as of August 21, 2007, as further amended by the Second Amendment to Credit Facilities Agreement entered into and effective as of February 4, 2008, as further amended by the Third Amendment to Credit Facilities Agreement entered into and effective as of February 28, 2008, as further amended by the Fourth Amendment to Credit Facilities Agreement entered into as of May 16, 2008, as further amended by the Fifth Amendment to Credit Facilities Agreement entered into as of June 11, 2008 (the “Fifth Amendment”), as further amended by the Sixth Amendment to Credit Facilities Agreement entered into as of November 13, 2008, as further amended by the Seventh Amendment to Credit Facilities Agreement entered into as of February 3, 2009, and as further amended by the Eighth Amendment to Credit Facilities Agreement entered into as of June 2, 2009 (as amended, the “Loan Agreement”).

B.	Administrative Agent, Lender and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

          Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Borrower, Administrative Agent and the Lender hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Agreement and all references to the “Loan Agreement” in the other Loan Documents shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above (or such other date as may be expressly stated herein), but only if (a) this Agreement has been executed by Borrower, Administrative Agent and the Lender, and (b) each of the other documents listed on Exhibit A have been duly executed and delivered to Administrative Agent in form and substance satisfactory to the Lender.

3. ILOCS. If the original ILOCs are not delivered as required hereby, but Lender receives faxes or PDF copies of the signed ILOCs as of the date first written above, Lender will, subject to the other terms and conditions hereof, make Advances solely to fund the June 12, 2009 payroll and it shall make no other Advances unless and until the original ILOCs are delivered to Administrative Agent.

4. Consent to Sale. Parent desires to sell its DataVox business in one asset sale transaction (“Sale Transaction”) because the DataVox business is not a core competency of the Parent, and the Parent desires to focus its resources on its core competencies. Parent anticipates that (i) the aggregate purchase price for the Sale Transaction would be between $60,000 and $100,000 and (ii) the aggregate liabilities that would be assumed by purchasers in connection with the sale of the DataVox business would be between $55,000 and $70,000.

          In the Sale Transaction, Parent anticipates that (a) approximately eleven full time employees of Parent resident in New York, who are currently dedicated to the DataVox Business, would be offered employment by a purchaser (“Transferred Employees”), (b) Parent would convey only those assets associated with the DataVox Business, including the DataVox name and associated trademarks, one printer, fewer than eight laptop computers, and related IT hardware but no accounts receivable or inventory (the “Sales Transactions Assets”), and (c) that it would assign to the purchaser those liabilities associated with the Transferred Employees. Each Borrower hereby represents and warrants that the Sale Transactions will not affect Borrowing Base.

          Borrowers hereby request that the Lender waive the application of Section 14.9 of the Loan Agreement to the Sale Transaction.

          If (i) the Sale Transaction will not affect Borrowing Base, (ii) 100% of the net proceeds of the Sale Transaction are delivered to the Administrative Agent, and (iii) any agreement governing the Sale Transaction provides that the buyer of the DataVox business will immediately turn over to Borrowers for deposit into the Lockboxes any payments on accounts receivable and other amounts that are owing to Borrowers, then Lender hereby consents to the Sale Transaction. Promptly following delivery to Administrative Agent of a detailed listing of all assets being sold in the Sale Transaction and receipt by Administrative Agent of 100% of the net proceeds of the Sale Transaction, the Administrative Agent shall, at the Borrower’s sole cost and expenses, file or record, as appropriate, any partial releases or terminations necessary to effectuate its Security Interests in the Sale Transaction Assets.

5. Special Guaranty. Upon the effectiveness of this Amendment, (i) the Special Guaranty is and shall be terminated and (ii) Lender waives any right to make a claim thereunder.

6. Amendments. The Loan Agreement is hereby amended as follows:

          6.1. Existing Defined Terms in Exhibit 2.1.

The defined term “Special Guaranty” is hereby deleted from Exhibit 2.1.

The definition of Material Agreement is deleted in its entirety and replaced with the following:

“MATERIAL AGREEMENT — as to Borrower, any Guarantor or any other Covered Person, any Contract to which Borrower, any Guarantor or any Covered Person is a party or by which any such Borrower, any Guarantor or any other Covered Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect, including, without limitation, all Other Creditor Indebtedness Documents, all Subordinated Indebtedness Documents, all Reimbursement Indebtedness Documents, all FirstMark Indebtedness Documents, all documents referenced in any Intercreditor Agreement, including, without limitation, the Other Creditor Indebtedness Documents.”

The definition of “Subordination Agreement” is deleted and replaced with the following:

“SUBORDINATION AGREEMENT — the Subordination Agreement by and between Administrative Agent, on behalf of the Lenders, and the Subordinated Lenders or the Reimbursement Lenders, as the case may be, in form and substance satisfactory to Administrative Agent.”

          6.2. New Defined Terms. The following defined terms “ILOC”, “Reimbursement Indebtedness”, “Reimbursement Indebtedness Documents” and “Reimbursement Lenders” are hereby added to Exhibit 2.1 in alphabetical order as follows:

“ILOC — means one or more irrevocable standby letters of credit in the aggregate face amount of no less than $8,500,000, each of which shall (a) be issued by Bank of New York Mellon or another financial institution acceptable to Administrative Agent in its sole discretion, (b) name Administrative Agent as beneficiary, (c) be issued for the account of one or more holders of the Reimbursement Indebtedness, (d) have an expiry of at least 60 days beyond the Revolving Loan Maturity Date, (e) provide, inter alia, that upon the occurrence of an Event of Default described in Sections 16.1.1, 16.1.12 (other than clause (i) thereof), or 16.1.15 of the Loan Agreement, the Administrative Agent may fully draw on such letter of credit, and (f) contain such other terms and provisions as may be acceptable to Administrative Agent in it sole discretion.”

“REIMBURSEMENT INDEBTEDNESS — means the Indebtedness incurred in connection with that certain Letter of Credit Commitment and Reimbursement Agreement, dated June ___, 2009, as amended, modified, restated or replaced from time to time.”

“REIMBURSEMENT INDEBTEDNESS DOCUMENTS — each document, instrument and agreement evidencing all or any portion of the Reimbursement Indebtedness.”

“REIMBURSEMENT LENDERS — means each Person to whom the Reimbursement Indebtedness is owed.”

          6.3. Borrowing Base. Section 3.1.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“3.1.4.1. 85% of the total outstanding principal balance of all of Borrowers’ Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.14.1, whichever is less, provided, however, from and after October 1, 2009, with respect to Borrower’s Eligible Receivables arising from and after October 1, 2009, the foregoing percentage shall be reduced to 80%, and provided further however, from and after January 1, 2010, with respect to Borrower’s Eligible Receivables arising from and after January 1, 2010, the foregoing percentage shall be reduced to 75%; plus

3.1.4.2. while the ILOC remains issued and outstanding, $7,000,000 less any amounts drawn by Administrative Agent or Lender under the ILOC; minus

3.1.4.3. $1,750,000; minus

3.1.4.4. any other reserves or deductions from the “Borrowing Base” which Administrative Agent or the Required Lenders believe to be appropriate in their respective commercially reasonable discretion.”

          6.4. Maturity. Section 6.1.2.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“6.1.2.3. Maturity. Borrower shall repay the entire amount of the Aggregate Revolving Loan on March 31, 2010 and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on March 31, 2010, and plus at such time, payment of cash collateral satisfactory to Administrative Agent as security for Borrower’s obligation to reimburse the Letter of Credit Issuer for 105% of all draws and expenses under all outstanding Letters of Credit. Borrower shall repay the entire amount of the Aggregate Floorplan Loan and the Interim Floorplan Loan on the date as provided in Section 3.2.7 or specified elsewhere in this Agreement or if no demand is made as set forth in Section 3.2.7 or elsewhere in this Agreement, then on March 31, 2010 (such date being, the “Floorplan Loan Maturity Date”), plus cash collateral equal to 100% of any unfunded Approvals, in which case such Approvals shall be otherwise paid in accordance with the applicable Transaction Statements.”

6.5. Solvency. Section 11.14 of the Loan Agreement is deleted in its entirety and replaced with the following:

“11.14 Intentionally Omitted.”

6.6. Projections. Section 11.15 of the Loan Agreement is deleted in its entirety and replaced with the following:

“11.15 The projections of Borrower’s financial condition, results of operations, and cash flow for the period through March 31, 2008, a copy of which have been delivered to Administrative Agent, represent, as of the Effective Date, Borrower’s good faith estimate of Borrower’s future financial performance for the periods set forth therein. Such projections have been prepared on the basis of the assumptions set forth therein reasonably believed by Borrower in good faith to be fair and reasonable.”

6.7. Representations and Warranties re: other Indebtedness.

Section 11.24 is deleted in its entirety and replaced with the following:

“11.24. Other Creditor Indebtedness; Intercreditor Documents; Subordinated Indebtedness, FirstMark Indebtedness; Reimbursement Indebtedness. There is no breach or default with respect to the Other Creditor Indebtedness, and the Other Creditor Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default by or attributable to a Covered Person of any obligation set forth in any Intercreditor Agreement or any Other Creditor Indebtedness Document. There is no breach or default with respect to the Subordinated Indebtedness, and the Subordinated Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default by or attributable to any holder of the Subordinated Indebtedness under the Subordination Agreement. There is no breach or default with respect to the FirstMark Indebtedness, and the FirstMark Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default with respect to the Reimbursement Indebtedness, and the Reimbursement Indebtedness has been incurred in accordance with the terms of this Agreement. There is no breach or default by or attributable to any holder of the Reimbursement Indebtedness under the Subordination Agreement.”

6.8. Notices.

Section 13.10.7 is deleted in its entirety and replaced with the following:

“13.10.7. Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any Capital Securities in a Covered Person, the FirstMark Indebtedness, the Subordinated Indebtedness, the Reimbursement Indebtedness or any other Indebtedness of a Covered Person in the outstanding principal amount in the aggregate in excess of $500,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.”

6.9. Subordinated Indebtedness and Reimbursement Indebtedness.

Section 14.2.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“14.2.4. (i) The Subordinated Indebtedness up to an aggregate of $40,000,000 outstanding in principal at any time if a Subordination Agreement remains in effect with respect thereto and the Subordinated Indebtedness contains terms and provisions acceptable to Administrative Agent, and (ii) the Reimbursement Indebtedness up to an aggregate of $8,500,000 outstanding in principal amount at any time plus the Success Fee (as such term is defined in the Reimbursement Obligation Documents) if a Subordination Agreement remains in effect with respect to the Reimbursement Indebtedness and the Reimbursement Indebtedness contains terms and provisions acceptable to Administrative Agent.”

6.10. FirstMark Indebtedness.

Section 14.2.12 of the Loan Agreement is deleted in its entirety and replaced with the following:

“14.2.12. Unsecured subordinated Indebtedness owing to FirstMark III, L.P. (formerly known as Pequot Equity Fund III, L.P.), FirstMark III Offshore Partners, L.P. (formerly known as Pequot Offshore Private Equity Partners III, L.P.), Constellation Venture Capital II, L.P., CVC II Partners, LLC, The BSC Employee Fund VI, L.P. and/or Constellation Venture Capital Offshore II, L.P., up to $7,000,000 in the aggregate principal amount with interest payable in preferred Capital Securities of MTM Technologies, Inc. and which may be coupled with warrants for the Capital Securities of MTM Technologies, Inc. (so long as the exercise thereof shall not result in a Change of Control) (the “FirstMark Indebtedness”) which such FirstMark Indebtedness may not be repaid without the prior written consent of the Required Lenders.”

6.11. Payment on other Indebtedness.

Section 14.3 is deleted in its entirety and replaced with the following:

“14.3. Payments on Other Creditor Indebtedness; Subordinated Indebtedness; Reimbursement Indebtedness; FirstMark Indebtedness. Make any nonscheduled prepayment of principal or interest on any Other Credit Indebtedness unless both immediately before and after giving effect to any such prepayment, there shall be no Default or Event of Default; make any payment of principal on the Subordinated Indebtedness; make any payment of interest on the Subordinated Indebtedness unless such payment of interest is scheduled to be made under the Subordinated Indebtedness Documents and such payment is expressly permitted by the terms of the applicable Subordination Agreement and Section 6.3.3.2 hereof; make any payment of principal on the FirstMark Indebtedness unless such payment of principal is schedule to be made under the FirstMark Indebtedness Documents and such payment is expressly permitted by the terms of Section 14.2.12 hereof or make any cash interest payment on the FirstMark Indebtedness; modify, amend, supplement, compromise, satisfy, release or discharge any of the Reimbursement Indebtedness Documents, the Subordinated Indebtedness Documents, any collateral securing the same, the FirstMark Indebtedness Documents, or any Person liable directly or indirectly with respect thereto; make any payment of principal, interest or fees on the Reimbursement Indebtedness; or make any reimbursement of expenses with respect to the Reimbursement Indebtedness unless such reimbursement is expressly permitted by the terms of the applicable Subordination Agreement. Prevent or attempt to prevent a drawing under any ILOC or the payment on any drawing on any ILOC.”

6.12. Prepayments.

Section 14.4 is deleted in its entirety and replaced with the following:

“14.4. Prepayments. Prepay, whether voluntarily or otherwise, any Indebtedness, including without limitation, the Reimbursement Indebtedness, the Subordinated Indebtedness and the FirstMark Indebtedness, other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, (b) trade payables in the ordinary course of business consistent with past practices, (c) as permitted by Section 14.3.”

6.13. Permitted Security Interests.

A new Section 14.6 12 is added to the Loan Agreement as follows:

“14.6.12. Security Interests securing the Reimbursement Indebtedness if and only if a Subordination Agreement is in effect.”

6.14. Defaults.

Section 16.1.12(i) is deleted in its entirety and replaced with the following:

“Intentionally Omitted.”

Section 16.1.11 is deleted in its entirety and replaced with the following:

“16.1.11. Other Creditor Indebtedness; Reimbursement Indebtedness; Subordinated Indebtedness; FirstMark Indebtedness; ILOC Drawing. The occurrence of (a) any breach, default or event of default with respect to any of the Other Creditor Indebtedness in excess of $250,000 in the aggregate which is not cured or waived within any applicable grace period or any acceleration thereof or right to accelerate, or (b) the termination of any Intercreditor Agreement by any party thereto, other than Administrative Agent, prior to the payment in full of all of the Other Creditor Indebtedness covered thereby. The occurrence of (a) any breach or default with respect to the Subordinated Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate, or (b) any breach or default of the Subordination Agreement by the holder of any of the Subordinated Indebtedness. The occurrence of (a) any breach or default with respect to the Reimbursement Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate, (b) any breach or default of the Subordination Agreement by the holder of any of the Reimbursement Indebtedness, (c) any termination of the Reimbursement Indebtedness Documents, and (d) any obligation or the Borrower to pay, or any demand on the Borrower to pay, the Success Fee (as such term is defined in the Reimbursement Indebtedness Documents). The occurrence of any breach or default with respect to the FirstMark Indebtedness that is not cured within any applicable grace period or any acceleration thereof or right to accelerate. If any of the Subordinated Indebtedness or FirstMark Indebtedness has a maturity date earlier than November 23, 2010. The drawing or attempted drawing on any ILOC; or the refusal of any issuer of any ILOC to honor a draw thereunder; or the attempt to prevent or the prevention by the Borrower or any other Person of any draw on any ILOC.”

7. General Representations and Warranties of Borrower. Each Borrower hereby represents and warrants to Administrative Agent and the Lender that (i) such Borrower’s execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower’s execution, delivery or performance of this Agreement except for those already duly obtained, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) there is no Existing Default, (v) the execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any Material Law or Material Agreement, (vi) there are no Material Proceedings pending or, to the knowledge of Borrower, threatened, (vii) since August 21, 2007, no Borrower’s Charter Documents have been amended, restated or otherwise modified in any manner which has or is reasonably likely to have a Material Adverse Effect on any Covered Person or which will or is reasonably likely to cause a Default or Event of Default, and (viii) except as disclosed on the Disclosure Schedule attached hereto (which amends and restates in its entirety the Disclosure Schedule attached to the Loan Agreement), all of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement with such exceptions as have been disclosed to Administrative Agent and the Lenders in writing.

8. Reaffirmation; No Claims; RELEASE. Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) the Security Interests of the Administrative Agent under the Security Documents secure all the Loan Obligations under the Loan Agreement, continue in full force and effect, and have the same priority as before this Agreement, (iii) no Borrower has any defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iv) NO BORROWER HAS ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR THE LENDERS OR ANY OF THEIR RESPECTIVE PRESENT AND FORMER SHAREHOLDERS, AFFILIATES, SUBSIDIARIES, DIVISIONS, PREDECESSORS, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES, AGENTS OR OTHER REPRESENTATIVES ARISING FROM OR IN CONNECTION WITH THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS. Until the Loan Obligations are paid in full in good funds and all obligations and liabilities of Borrower under the Loan Agreement and the Loan Documents are performed and paid in full in good funds, Borrower agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Loan Documents and in this Agreement. Borrower hereby ratifies and confirms the Loan Obligations. This Agreement is a Loan Document.

EACH BORROWER, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND OTHER LEGAL REPRESENTATIVES, HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY RELEASES, REMISES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, LENDER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND THEIR PRESENT AND FORMER SHAREHOLDERS, AFFILIATES, SUBSIDIARIES, DIVISIONS, PREDECESSORS, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (ADMINISTRATIVE AGENT, LENDER, AND ALL SUCH OTHER PARTIES BEING HEREINAFTER REFERRED TO COLLECTIVELY AS THE “RELEASEES” AND INDIVIDUALLY AS A “RELEASEE”), OF AND FROM ALL DEMANDS,

ACTIONS, CAUSES OF ACTION, SUITS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, SUMS OF MONEY, ACCOUNTS, BILLS, RECKONINGS, DAMAGES AND ANY AND ALL OTHER CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF, DEMANDS AND LIABILITIES WHATSOEVER OF EVERY NAME AND NATURE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, BOTH AT LAW AND IN EQUITY, WHICH ANY BORROWER, OR ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, OR OTHER LEGAL REPRESENTATIVES MAY NOW OR HEREAFTER OWN, HOLD, HAVE OR CLAIM TO HAVE AGAINST THE RELEASEES OR ANY OF THEM FOR, UPON, OR BY REASON OF ANY NATURE, CAUSE OR THING WHATSOEVER WHICH ARISES AT ANY TIME ON OR PRIOR TO THE DAY AND DATE OF THIS AGREEMENT, FOR OR ON ACCOUNT OF, OR IN RELATION TO, OR IN ANY WAY IN CONNECTION WITH THE LOAN AGREEMENT, AS AMENDED AND SUPPLEMENTED THROUGH THE DATE HEREOF, AND/OR THE OTHER LOAN DOCUMENTS, AS AMENDED AND SUPPLEMENTED THROUGH THE DATE HEREOF.

9. Payments. Each Borrower reaffirms, covenants and agrees to direct all Account Debtors to remit payments on their Accounts to a Lockbox, including, without limitation, the Account owing from Defense Finance and Accounting Services.

10. Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not and does not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default. The execution, delivery and effectiveness of this Agreement shall not and does not act as a release or subordination of the liens and Security Interests of Administrative Agent under the Loan Documents.

11. Payment of Fees and Expenses. Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable fees, costs, and expenses, incurred by the Administrative Agent (including all reasonable attorneys fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, and any further documentation which may be required in connection herewith.

12. Governing Law. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

13. Patriot Act. Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of the Borrowers and any Guarantor and other information that will allow Administrative Agent and each Lender to identify the Borrowers and each Guarantor in accordance with the Act.

14. Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

15. Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

16. Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Loan Documents as applicable to the parties hereto.

17. Incorporation By Reference. Administrative Agent, the Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

18. Notice—Oral Commitments Not Enforceable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

19. Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and sole Lender

By:	/s/ David Mintert

Name:	David Mintert

Title:	Operations Director

MTM TECHNOLOGIES, INC., as a Borrower

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (US), INC., as a Borrower

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC, as a Borrower

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

INFO SYSTEMS, INC., as a Borrower

By:	/s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer